UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 23, 2008 (December 19, 2008)
Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
Item 3.02 — Unregistered Sales of Equity Securities
Item 3.03 — Material Modification to Rights of Security Holders
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 — Other Events
Item 9.01 — Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-3.1
EX-4.1
EX-10.1
EX-10.2.1
EX-10.2.2
EX-10.2.3
EX-99.1

Item 1.01 — Entry into a Material Definitive Agreement
The description under “Item 3.03 — Material Modification to Rights of Security Holders” of this Current Report on Form 8-K below is incorporated herein by reference.
Item 3.02 — Unregistered Sales of Equity Securities
The description under “Item 3.03 — Material Modification to Rights of Security Holders” of this Current Report on Form 8-K below is incorporated herein by reference.
Item 3.03 — Material Modification to Rights of Security Holders
On December 23, 2008, Park National Corporation (“Park”) completed the sale to the United States Department of the Treasury (the “Treasury”) of $100.0 million of newly issued Park non-voting preferred shares as part of the Treasury’s Troubled Assets Relief Program Capital Purchase Program (“CPP”). To finalize Park’s participation in the CPP, Park and the Treasury entered into a Letter Agreement, dated December 23, 2008 (the “Letter Agreement”), including the Securities Purchase Agreement — Standard Terms which is attached thereto (the “Securities Purchase Agreement” and together with the Letter Agreement, the “UST Agreement”). Pursuant to the UST Agreement, Park issued and sold to the Treasury (i) 100,000 of Park’s Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value and having a liquidation preference of $1,000 per share (the “Series A Preferred Shares”), and (ii) a warrant (the “Warrant”) to purchase 227,376 Park common shares, each without par value (“Common Shares”), at an exercise price of $65.97 per share (subject to certain anti-dilution and other adjustments), for an aggregate purchase price of $100.0 million in cash. The Warrant has a ten-year term. All of the proceeds from the sale of the Series A Preferred Shares and the Warrant by Park to the Treasury under the CPP will qualify as Tier 1 capital for regulatory purposes. The issuance and sale to the Treasury of the Series A Preferred Shares and the Warrant was a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.
Under standardized CPP terms, cumulative dividends on the Series A Preferred Shares will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, but will be paid only if, as and when declared by Park’s Board of Directors. The Series A Preferred Shares have no maturity date and rank senior to the Common Shares with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of Park. Subject to the approval of the Appropriate Federal Banking Agency (as defined in the Securities Purchase Agreement), the Series A Preferred Shares are redeemable at the option of Park at 100% of their liquidation preference plus accrued and unpaid dividends, provided that the Series A Preferred Shares may be redeemed prior to the first dividend payment date falling after the third anniversary of the Closing Date (December 23, 2011) only if (i) Park has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Securities Purchase Agreement) in excess of $25.0 million and (ii) the aggregate redemption price of the Series A Preferred Shares does not exceed the aggregate net proceeds from such Qualified Equity Offerings.

The Treasury may not transfer a portion or portions of the Warrant with respect to, and/or exercise the Warrant for more than one-half of, the 227,376 Common Shares issuable upon exercise of the Warrant, in the aggregate, until the earlier of (i) the date on which Park has received aggregate gross proceeds of not less than $100.0 million from one or more Qualified Equity Offerings and (ii) December 31, 2009. In the event Park completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in Park receiving aggregate gross proceeds of not less than $100.0 million, the number of the Common Shares underlying the portion of the Warrant then held by the Treasury will be reduced by one-half of the Common Shares originally covered by the Warrant. The Treasury has agreed not to exercise voting power with respect to any Common Shares issued upon exercise of the Warrant. Any Common Shares issued by Park upon exercise of the Warrant will be issued from Common Shares held in treasury by Park.
The Securities Purchase Agreement, pursuant to which the Series A Preferred Shares and the Warrant were sold, contains limitations on the payment of dividends on the Common Shares from and after December 23, 2008 (including with respect to the payment of cash dividends in excess of $0.94 per share, which is the amount of the last quarterly cash dividend declared by Park prior to October 14, 2008). Prior to the earlier of (i) December 23, 2011 and (ii) the date on which the Series A Preferred Shares have been redeemed in whole or the Treasury has transferred the Series A Preferred Shares to third parties which are not Affiliates (as defined in the Securities Purchase Agreement) of the Treasury, any increase in common share dividends by Park or any of its subsidiaries would be prohibited without the prior approval of the Treasury. In addition, unless the Series A Preferred Shares have been transferred to third parties which are not Affiliates of the Treasury or have been redeemed in whole, until December 23, 2011, the Treasury’s consent would be required for any repurchases of (i) Common Shares or other capital stock or other equity securities of any kind of Park or (ii) any trust preferred securities issued by Park or any Affiliate of Park, other than (x) repurchases of the Series A Preferred Shares, (y) purchases of junior preferred shares or Common Shares in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice and (z) purchases under certain other limited circumstances specified in the Securities Purchase Agreement.
In the Securities Purchase Agreement, Park has also agreed that, until such time as the Treasury ceases to own any securities acquired from Park pursuant to the Securities Purchase Agreement or the Warrant, Park will take all necessary action to ensure that its benefit plans with respect to its Senior Executive Officers (as defined in the Securities Purchase Agreement) — C. Daniel DeLawder, Park’s Chairman of the Board and Chief Executive Officer; David L. Trautman, Park’s President and Secretary; and John W. Kozak, Park’s Chief Financial Officer — comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by any guidance or regulation under Section 111(b) of EESA that has been issued and is in effect as of the date of issuance and sale of the Series A Preferred Shares and the Warrant and not adopt any benefit plans with respect to, or which cover, Park’s Senior Executive Officers that do not comply with EESA. Park’s Senior Executive Officers have entered into letter agreements, dated December 19, 2008, with Park consenting to the foregoing.
Copies of the UST Agreement, the Warrant, the Certificate of Amendment by Directors or Incorporators to Articles (setting forth the express terms of the Series A Preferred Shares) and the letter agreements executed by the Senior Executive Officers of Park are included as Exhibits

10.1, 4.1, 3.1 and 10.2.1 through 10.2.3, respectively, to this Current Report on Form 8-K and are incorporated by reference into Items 1.01, 3.02, 3.03 and 5.02 of this Current Report on Form 8-K. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The information set forth under “Item 3.03 — Material Modification to Rights of Security Holders” of this Current Report on Form 8-K above relating to executive compensation is incorporated herein by reference.
Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Article FOURTH of Park’s Articles of Incorporation, as amended by the shareholders of Park on December 18, 2008, authorizes the issuance from time to time of one or more series of preferred shares, each without par value. On December 19, 2008, Park’s Board of Directors adopted the amendment to Article FOURTH of Park’s Articles of Incorporation and established the express terms of Park’s Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value, fixed 100,000 shares as the authorized number of shares of the series, and fixed and determined the dividend rate of the shares of the series, the liquidation rights of the shares of the series, the redemption rights in respect of the shares of the series, the voting rights in respect of the shares of the series, and certain other preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof. On December 19, 2008, Park filed with the Secretary of State of the State of Ohio a Certificate of Amendment by Directors or Incorporators to Articles (the “Certificate of Amendment”) evidencing the amendment to Article FOURTH of Park’s Articles of Incorporation adopted by Park’s Board of Directors. The Certificate of Amendment was effective upon filing. A copy of the Certificate of Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01 — Other Events
On December 23, 2008, Park issued a press release regarding the issuance and sale of the Series A Preferred Shares and the Warrant to the Treasury. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Certificate of Amendment by Directors or Incorporators to Articles, filed with the Secretary of State of the State of Ohio on December 19, 2008, evidencing adoption of amendment by Board of Directors of Park National Corporation to Article FOURTH of Articles of Incorporation to establish express terms of Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value, of Park National Corporation

4.1	Warrant to purchase 227,376 Shares of Common Stock (common shares) of Park National Corporation, issued to the United States Department of the Treasury on December 23, 2008

10.1	Letter Agreement, dated December 23, 2008, including Securities Purchase Agreement — Standard Terms attached thereto as Exhibit A, between Park National Corporation and the United States Department of the Treasury [NOTE: Annex A to Securities Purchase Agreement is not included herewith; filed as Exhibit 3.1 to this Current Report on Form 8-K]

10.2.1	Letter Agreement, dated December 19, 2008, between Park National Corporation and C. Daniel DeLawder [NOTE: Appendix A is not included herewith; filed as Exhibit 10.1 to this Current Report on Form 8-K]

10.2.2	Letter Agreement, dated December 19, 2008, between Park National Corporation and David L. Trautman [NOTE: Appendix A is not included herewith; filed as Exhibit 10.1 to this Current Report on Form 8-K]

10.2.3	Letter Agreement, dated December 19, 2008, between Park National Corporation and John W. Kozak [NOTE: Appendix A is not included herewith; filed as Exhibit 10.1 to this Current Report on Form 8-K]

Exhibit No.	Description

99.1	News Release issued by Park National Corporation on December 23, 2008
[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: December 23, 2008	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated December 23, 2008
Park National Corporation

Exhibit No.	Description

3.1
Certificate of Amendment by Directors or Incorporators to Articles, filed with the Secretary of State of the State of Ohio on December 19, 2008, evidencing adoption of amendment by Board of Directors of Park National Corporation to Article FOURTH of Articles of Incorporation to establish express terms of Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value, of Park National Corporation

4.1	Warrant to purchase 227,376 Shares of Common Stock (common shares) of Park National Corporation, issued to the United States Department of the Treasury on December 23, 2008

10.1
Letter Agreement, dated December 23, 2008, including Securities Purchase Agreement — Standard Terms attached thereto as Exhibit A, between Park National Corporation and the United States Department of the Treasury [NOTE: Annex A to Securities Purchase Agreement is not included herewith; filed as Exhibit 3.1 to this Current Report on Form 8-K]

10.2.1
Letter Agreement, dated December 19, 2008, between Park National Corporation and C. Daniel DeLawder [NOTE: Appendix A is not included herewith; filed as Exhibit 10.1 to this Current Report on Form 8-K]

10.2.2	Letter Agreement, dated December 19, 2008, between Park National Corporation and David L. Trautman [NOTE: Appendix A is not included herewith; filed as Exhibit 10.1 to this Current Report on Form 8-K]

10.2.3	Letter Agreement, dated December 19, 2008, between Park National Corporation and John W. Kozak [NOTE: Appendix A is not included herewith; filed as Exhibit 10.1 to this Current Report on Form 8-K]

99.1	News Release issued by Park National Corporation on December 23, 2008